PURCHASE AGREEMENT,

                  Dated as of August 14, 1995,

                             Among

          THE PRUDENTIAL INSURANCE COMPANY OF AMERICA,

             FEDERATED NOTEHOLDING CORPORATION II,

                              and

               FEDERATED DEPARTMENT STORES, INC.








     This Purchase Agreement (this "Agreement") is made and entered into on August 14, 1995 by and among The Prudential Insurance Company of America, a New Jersey corporation ("Seller"), Federated Noteholding Corporation II, a Delaware corporation ("Buyer"), and Federated Department Stores, Inc., a Delaware corporation ("Parent").

                           RECITALS:

     A. Seller holds the promissory notes (collectively, the "Notes") and mortgages and deeds of trust (collectively, the "Mortgages") listed on Schedule A issued pursuant to the Loan Modification Implementation Agreement and Amendment to Loan Agreements, License Agreement and Other Loan Documentation, dated as of October 8, 1992 (the "Loan Agreement"), by and between Seller and Broadway Stores, Inc., a Delaware corporation (formerly known as Carter Hawley Hale Stores, Inc.)(the "Company"), pursuant to which the Company and Seller restructured the $350,000,000 Secured Loan made by Seller to the Company on August 27, 1987 and the $30,000,000 Secured Loan made by Seller to the Company on August 3, 1990.

     B.   Seller wishes to sell, transfer, assign, and deliver
(collectively, "Transfer") to Buyer, and Buyer wishes to purchase and acquire from Seller, Seller's entire right, title, and interest in and to the Indebtedness (as hereafter defined) upon the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, the parties hereto agree as follows:

                      I.     PURCHASE AND SALE

     1.1. Purchase and Sale. Upon the terms and subject to the conditions set forth in this Agreement, Seller shall Transfer to Buyer, and Buyer shall purchase and accept from Seller, at the Closing (as hereafter defined), the Indebtedness. As used in this Agreement, "Indebtedness" means any and all right, title, and interest of Seller in and to: (a) all rights and claims of Seller arising under, in connection with, or relating to the Notes, the Mortgages, the Loan Agreement, and all other promissory notes, security agreements, title insurance policies, financing statements, assignments, assignments of leases, mortgages, deeds of trust, license agreements, environmental agreements, and any other agreements entered into or other documents executed under, in connection with, or relating to the Notes, the Mortgages, or the Loan Agreement, or any extension thereof or substitution for any of the foregoing (collectively, the "Loan Documents"), including without limitation all (i) principal amounts due under the Notes, the Mortgages, the Loan Agreement, the Loan Documents, or any such extension thereof or substitution therefor, (ii) accrued and unpaid installments of monthly interest under the Loan Documents ("Regular Interest"), accruing subsequent to the Closing, and (iii) any accrued and unpaid additional or contingent interest, any rights to payment of yield maintenance, any interest rate kicker, and any other similar amounts at any time payable under the Loan Documents ("Other Payments") accruing subsequent to the Closing; (b) all collateral securing any of the obligations of the Company under the Loan Documents (the "Collateral"); (c) any payment or other distribution on account of the Indebtedness on or after the date hereof, including without limitation: (1) payments made on or after the date hereof on account of the Indebtedness under the terms of or otherwise pursuant to the Loan Documents or on account of the Collateral; (2) adequate protection payments made pursuant to applicable provisions of the United States Bankruptcy Code, 11 U.S.C. 101-1330, and authorizing orders of a Bankruptcy Court; (3) distributions required or permitted under, or otherwise contemplated by, a confirmed plan or reorganization for the Company; (4) distributions made on account of the Indebtedness by any trustee appointed in any Bankruptcy Case of the Company or any succeeding cases under chapter 7 of the Bankruptcy Code; and (5) distributions of any proceeds from the foreclosure, sale, liquidation, collection, exchange, or other disposition of some or all of the Collateral; and (d) any and all causes of action or claims of Seller (whether known or unknown) against any person or entity which in any way is based upon, arises out of, or is related to any of the foregoing, including without limitation (A) any right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured and (B) any right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured; it being understood and agreed, however, that the Indebtedness shall not include, and that Seller shall retain all right, title, and interest in and to, (x) causes of action or claims of Seller relating solely to indemnification rights of Seller against the Company pursuant to the Loan Documents ("Indemnity Claims") (but only to the extent, if any, that such exclusion is necessary to preserve Seller's ability effectively to exercise in full its rights against the Company with respect to such Indemnity Claims to the extent that it is actually exposed to the risks contemplated to be addressed thereby, (y) Other Payments accruing and paid prior to the Closing, and (z) Regular Interest accruing and paid prior to the Closing.

     1.2. Consideration for the Indebtedness. In consideration of the Transfer of the Indebtedness to Buyer and the other undertakings of Seller in this Agreement, Buyer shall deliver to Seller the following:

          1.2.1. Cash or Common Stock of Parent. Upon the Closing, Buyer shall, at its option, either (a) pay to Seller cash in the amount of $200,000,000 or (b) deliver to Seller the number of shares of Common Stock, par value $.01 per share, of Parent
("Common Stock") determined in accordance with the next sentence of this Section 1.2.1. If the closing price for shares of Common Stock on the New York Stock Exchange (the "NYSE") on the trading day next preceding the date upon which the Closing (as hereafter defined) occurs (such date, the "Closing Date") is greater than $29-5/8, the number of shares deliverable to Seller pursuant to this Section 1.2.1 shall be equal to the quotient that results from dividing $200,000,000 by such closing price; if the closing price for shares of Common Stock on the NYSE on the trading day next preceding the Closing Date is less than $29-5/8 or less, the number of shares deliverable to Seller pursuant to this Section
1.2.1 shall be 6,751,055.

          1.2.2. Buyer's Note. Upon the Closing, Buyer shall deliver to Seller a promissory note, in the form of Exhibit A (the "Buyer's Note"), in the aggregate principal amount equal to $221,149,531.00, reduced by the amount of all payments or distributions referred to in clauses (a) through (c) of the second sentence of Section 1.1 (other than those in respect of the items excluded pursuant to clauses (x), (y), and (z) of the last sentence of Section 1.1) (collectively, the "Distributions") received by Seller between the date hereof and the Closing, and increased by (i) expenses incurred on or after the date hereof and prior to the Closing by Seller to preserve the Collateral and protect its interests therein, (ii) Regular Interest and Other
Payments accruing but not paid prior to the Closing.

          1.2.3. Contingent Payment. If the closing price for shares of Common Stock on the NYSE on the trading day next preceding the Closing Date is less than $29-5/8, and the average closing price for shares of Common Stock on the NYSE for the period of 10 trading days next following the Closing Date (the "Post-Closing
Average Price") is also less than $29-5/8, Buyer shall pay or deliver to Seller an additional amount (the "Contingent Payment Amount") equal to the product of (a) the amount by which $29-5/8 is greater than the Post-Closing Average Price and (b) 6,751,055.
The Contingent Payment Amount, if any, will be payable at Buyer's option, in (x) cash, (y) shares of Common Stock (valued for such purpose at the closing price for shares of Common Stock on the NYSE on the last day of the 10-trading day period referred to above), or (z) by amending the Buyer's Note (and, to the extent necessary to reflect such amendment, the Other Buyer Documents and Other Seller Documents (as such terms are hereafter defined) to increase the principal amount thereof by an amount equal to the Contingent Payment Amount. The Contingent Payment Amount, if any, shall be paid (i) on the first business day next following the conclusion of the aforementioned 10-trading day period, if paid in cash or (ii) on the fifth business day next following the conclusion of the aforementioned 10-trading day period, if paid in shares of Common Stock or by amending the Buyer's Note (with the issuance to Seller of such shares of Common Stock or the amendment to the Buyer's Note, as the case may be, being deemed to have been effective as of the first business day next following the conclusion of the aforementioned 10-trading day period).

     1.3. Security. Upon the Closing, as security for payment of Buyer's obligations evidenced by the Buyer's Note (and the other obligations of Buyer and/or Parent under the Other Buyer
Documents and the Other Parent Documents (collectively, the
"Other Buyer/Parent Documents)), (a) Buyer shall grant to Seller a security interest in the Indebtedness pursuant to the security agreement in the form of Exhibit B (the "Security Agreement"),
(b) Parent shall enter into the Guaranty in the form of Exhibit C
(the "Guaranty"), and (c) Parent shall grant to Seller a security interest in and shall pledge to Seller all of the issued and outstanding capital stock of Buyer pursuant to a pledge agreement in the form of Exhibit D (the "Parent Pledge Agreement").

                          II.    CLOSING

     2.1. Closing Date. The closing of the transactions contemplated by this Agreement (the "Closing") shall not occur until all of the conditions precedent to the obligations of Buyer and Seller set forth in Articles VI and VII of this Agreement shall have been satisfied or duly waived.

     2.2. Seller's Deliveries at Closing. At the Closing, in addition to any other documents specifically required to be delivered pursuant to this Agreement, Seller shall deliver or cause to be delivered to Buyer originals of each of the Loan Documents listed on Schedule 2.2.

    2.3. Buyer's Deliveries at Closing. At the Closing, in addition to any other documents specifically required to be delivered pursuant to this Agreement, Buyer shall deliver or cause to be delivered to Seller the following: (a) the cash or shares of Common Stock, as the case may be, provided for in
Section 1.2.1, (b) the Buyer's Note, (c) the Security Agreement,
(d) the Guaranty, (e) the Parent Pledge Agreement, (f) UCC financing statements appropriate to perfect the security interests granted pursuant to the Security Agreement and the Parent Pledge Agreement, (g) an opinion of Jones, Day, Reavis & Pogue, counsel to Buyer and Parent, substantially in the form of Exhibit E, addressed to Seller and dated the Closing Date, (h) an opinion of the General Counsel of Parent substantially in the form of Exhibit F, addressed to Seller and dated the Closing Date, and (i) a certificate of the Secretary of Parent, dated the Closing Date, certifying as to the certificate of incorporation and by-laws of Parent, the authorization by Parent's board of directors of the execution, delivery, and performance of this Agreement and the Parent Pledge Agreement, and the equity capitalization of the Company giving pro forma effect to the merger (the "Merger") provided for in the Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), among the Company, Parent, and Nomo Company, Inc.

         III.   REPRESENTATIONS AND WARRANTIES OF SELLER

     3.1. Seller represents and warrants to Buyer and Parent as follows:

          3.1.1. Power and Authority; No Conflict. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of New Jersey, with all requisite corporate power and authority to enter into this Agreement and the Other Seller Documents (as used in this Agreement, "Other Seller Documents" means the documents listed on
Schedule 3.1.1) and to perform its obligations hereunder and thereunder. This Agreement and each of the Other Seller Documents have been duly and validly authorized, executed, and delivered by Seller. The execution, delivery, and performance of this Agreement and each of the Other Seller Documents by Seller do not and shall not violate, breach, or constitute a default (or an event which with or without notice and/or lapse of time would constitute a default) under Seller's organizational documents or by-laws or any agreement or instrument to which Seller is a party or by which it is bound (assuming the satisfaction of the condition specified in Section 7.4), including without limitation under the Loan Documents or any statute, ordinance, rule, regulation, or order (collectively, any "Legal Requirement") of any Governmental Authority (as hereafter defined) applicable to Seller, or result in the creation of any lien, encumbrance, or security interest (collectively, any "Lien") on or in any Indebtedness except as contemplated hereby; provided, however, that insofar as the foregoing representation and warranty relates to the Loan Documents or any other document affecting or relating to any of the Mortgaged Properties, it is limited to Seller's knowledge (which Seller's knowledge is for purposes hereof, deemed to be only the actual knowledge' of Mark E. Couchman). This Agreement and each of the Other Seller Documents is a legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms.

          3.1.2. No Required Consents. No registration or filing with, notice to, or consent or approval of, or other action by, any federal, state, or other governmental agency, authority, administrative or regulatory body, arbitrator, or court or other tribunal, foreign or domestic (any "Governmental Authority"), or of the Company (assuming the satisfaction of the condition specified in Section 7.4), is required in connection with the execution, delivery, and performance of this Agreement or the Other Seller Documents by Seller or the Transfer by Seller of the Indebtedness hereunder provided, however, that insofar as the foregoing representation and warranty relates to notices, consents, approvals, or other actions required of the Company, it is limited to Seller's knowledge (which Seller's knowledge is, for purposes hereof, deemed to be only the actual knowledge of Mark E. Couchman).

          3.1.3. Status of Notes. The aggregate unpaid principal amount of the Notes as of the date hereof is $421,149,531.00. No default in the timely payment of principal, interest, or any other amount due and payable under the Notes, the Loan Agreement, or any of the other Loan Documents has occurred and is continuing. To Seller's knowledge (which Seller's knowledge is, for purposes hereof, deemed to be only the actual knowledge of Mark E. Couchman), no other event of default or event which, with notice or the passage of time (or both), would constitute an event of default under the Notes, the Loan Agreement, or any of the other Loan Documents (other than any default that may be triggered by a material adverse change in the financial condition of the Company) has occurred. Neither the Company nor any other person or entity has asserted or threatened to contest the validity, priority, amount, or nature of any of the Indebtedness.
None of the Loan Documents requires Seller to extend any additional credit to the Company, and no sum is due from Seller or has been demanded from Seller by the Company. Seller has no knowledge (which Seller's knowledge is, for purposes hereof, deemed to be only the actual knowledge of Mark E. Couchman) that any of the Loan Documents are not (a) legal, valid, and binding obligations of the Company enforceable against the Company in accordance with their terms, and Seller has no knowledge (which
Seller's knowledge is, for purposes hereof, deemed to be only the actual knowledge of Mark E. Couchman) that (x) the Liens securing the obligations of the Company under the Loan Documents are not valid and enforceable against the Company or are not entitled to the priorities set forth in the Loan Documents or (y) since the issuance of the Notes, Seller has not made all necessary recordings and filings, and any required renewals thereof, in order to perfect and maintain the priority of Liens in the Collateral existing as of the initial execution date of the Loan
Documents, subject to any subsequently arising superior Liens in respect of real property taxes.

          3.1.4. Ownership of the Notes and the Indebtedness. Seller is the sole legal and beneficial owner and holder of the Notes and the Indebtedness, and has good and marketable title thereto, free and clear of any Liens. Seller's right, title, and interest in and to the Notes and the Indebtedness is not subject, directly or indirectly, to any pledge, encumbrance, assignment, transfer, conveyance, disposition of, or termination, in whole or in part, except to Buyer hereunder and except as created pursuant to the terms and conditions of the Loan Documents.

          3.1.5. No Violation of Securities Laws. Without implying any characterization of the Notes or the Indebtedness or any interest therein as a "security" within the meaning of any applicable securities laws, neither Seller nor any of its Affiliates, nor any agent or other representative of any of the foregoing, has offered to sell or solicited any offer to buy the Notes or the Indebtedness or any portion thereof in a manner that requires registration of any such act under any applicable securities laws.

          3.1.6. No Brokers. Seller is not party to any agreement nor has it taken any action as a result of which Buyer or Parent would become obligated to pay any broker, finder, or other person or entity a commission, finder's fee, or other similar payment as a result of this Agreement or the transactions contemplated hereby.

          3.1.7. Investment Purposes. The Stock is being acquired by and shall be held by Seller solely for the "purpose of investment" as that phrase is defined in 16 C.F.R. 802.9.

     3.2. Buyer and Parent Acknowledgement. Each of Buyer and Parent hereby (a) acknowledges that, as among the parties only, based on publicly available information and a review of the Loan Documents, it has made its own independent investigation, analysis, and interpretation of the Indebtedness, Loan Documents, the Company, the Collateral, the business, financial condition, capital structure, and results of operations of the Company (the Indebtedness, the Loan Documents, the Company, the Collateral, and such business, financial condition, capital structure, and results of operations being hereafter referred to as the "Reviewed Information"), and is satisfied as to such investigation, analysis, and interpretation, and the terms of this Agreement, the Other Seller Documents, and the Other Buyer/Parent Documents (as hereafter defined), (b) irrevocably waives any claim against Seller based on nondisclosure, including without limitation nondisclosure relating to the Reviewed Information whether based upon any actual or alleged common law fraud, breach of any securities, deceptive trade practices, or other laws, or otherwise, except as set forth in the last clause of clause (c) immediately below, and (c) acknowledges that Seller has not made any representation or warranty, whether express or implied, of any kind or character, including without limitation any representation or warranty relating to (i) compliance of the Collateral with any Legal Requirements relating to the protection of the environment, (ii) the physical condition of the real property subject to the Mortgages or of any improvements located thereon and/or which secure the Loans, (iii) the business, financial condition, or prospects of the Company or of any store located on any of the Mortgaged Properties, or (iv) the compliance of the Company with any Legal Requirements, except as expressly set forth in this Agreement, any of the Other Seller Documents, or in any other document or instrument executed by Seller and delivered to Buyer or Parent making express reference to this Section 3.2.

     IV.  REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER

     4.1. Representations and Warranties. Parent and Buyer jointly and severally represent and warrant to Seller as follows:

          4.1.1. Power and Authority; No Conflict, Etc. (a) Each of Buyer and Parent is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to enter into and to perform its obligations hereunder and under each of the Other Buyer Documents (as used in this Agreement, "Other Buyer Documents" means the documents listed on Schedule 4.1.1(a)) and the Other Parent Documents (as used in this Agreement, "Other Parent Documents" means the documents listed on
Schedule 4.1.1(b)) (collectively, the "Other Buyer/Parent
Documents") to which it is a party. This Agreement and each of the Other Buyer/Parent Documents has been duly and validly authorized, executed, and delivered by each of Parent and Buyer that is party thereto. The execution, delivery, and performance of this Agreement and each of the Other Buyer/Parent Documents to which Buyer or Parent is a party does not and shall not violate, breach, or constitute a default (or an event which with or without notice and/or lapse or time would constitute a default) under Buyer's or Parent's organizational documents or any agreement or instrument to which Parent or Buyer is a party or by which either of them is bound (assuming the receipt of the consents and waivers identified on Schedule 6.4), or any Legal Requirement applicable to Parent or Buyer, or result in the creation of any Lien on or in any Indebtedness except as contemplated hereby. Each of this Agreement and the Other Buyer/Parent Documents to which Buyer or Parent is a party is a legal, valid, and binding obligation of Buyer and Parent, enforceable against each of them in accordance with its terms.

          4.1.2. No Required Consents. Except for the filing of UCC financing statements with respect to the security interests granted pursuant to the Security Agreement and Parent Pledge
Agreement and such filings, notices, consents, or approvals as may be required under the Securities Act of 1933, as amended (the "Securities Act"), and state blue sky laws in connection with the performance by Parent of its obligations under Section 5.7, no registration or filing with, notice to, or consent or approval of, or other action by, any Governmental Authority is required in connection with the execution, delivery, and performance of this Agreement or the Other Buyer/Parent Documents by Buyer and Parent or the purchase and acceptance by Buyer of the Indebtedness hereunder.

          4.1.3. Buyer's Investment. Without implying any characterization of the Notes or the Indebtedness or any interest therein as a "security" within the meaning of any applicable securities laws, (a) each of Buyer and Parent is an "accredited investor" as defined in Regulation D promulgated under the Securities Act and (b) Buyer is not purchasing the Notes or the Indebtedness with a view to, or for resale in connection with, any distribution or public offering of all or any part thereof or any interest therein in a manner that would violate applicable securities laws.

          4.1.4. No Brokers. Neither Buyer nor Parent is party to any agreement or has taken any action as a result of which Seller would become obligated to pay any broker, finder, or other person or entity a commission, finder's fee, or other similar payment as a result of the consummation of this Agreement or the transactions contemplated hereby.

          4.1.5. SEC Documents. (a) Parent has timely filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission ("SEC") since December 19,
1994 (collectively, the "Parent Reports"). As of their respective dates, the Parent Reports, and any such reports, forms, and other documents filed by Parent with the SEC after the date of this Agreement (i) complied, or shall comply, as to form in all material respects with the applicable requirements of the Securities Act, the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder and (ii) did not, or shall not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representation in clause (ii) of the preceding sentence shall not apply to any misstatement or omission in any Parent Report filed prior to the date of this Agreement which was superseded by a subsequent Parent Report filed prior to the date of this Agreement. No Subsidiary of Parent is required to file any report, form, or other document with the SEC other than Prime Receivables Corporation, which has timely filed all such reports, forms, and other documents required to be so filed.

          (b) Each of the consolidated balance sheets included in or incorporated by reference into Parent Reports (including the related notes and schedules) presents fairly, in all material respects, the consolidated financial position of Parent and its Subsidiaries as of its date, and each of the consolidated statements of income, retained earnings, and cash flows included in or incorporated by reference into Parent Reports (including any related notes and schedules) presents fairly, in all material respects, the results of operations, retained earnings, or cash flows, as the case may be, of Parent and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein.
Neither Parent nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent, or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of Parent or in the notes thereto, prepared in accordance with generally accepted accounting principles consistently applied, except for
(i) liabilities or obligations that were so reserved on, or reflected in (including the notes to), the consolidated balance sheet of Parent as of January 28, 1995 or April 29, 1995,
(ii) liabilities or obligations arising in the ordinary course of business since April 29, 1995, and (iii) liabilities or obligations which would not, individually or in the aggregate, have a material adverse effect on the business, results of operations, or financial condition of Parent and its Subsidiaries taken as a whole.

          (c) Since April 29, 1995, without giving effect to the transactions contemplated hereby or by the Merger Agreement, there has not been any material adverse change in the business, operations, financial condition, or results of operations of Parent and its Subsidiaries taken as a whole.

          4.1.6. Capitalization. (a) The authorized capital stock of Parent consists of 500,000,000 shares of Common Stock, and 125,000,000 shares of Preferred Stock, par value $0.01 per share ("Preferred Stock"). As of July 29, 1995, there were 182,931,302 shares of Common Stock and no shares of Preferred Stock issued and outstanding (excluding 29,474,155 shares of Common Stock held by wholly owned subsidiaries of Parent). All such issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid, and nonassessable and were issued in compliance with the Securities Act and, except where the failure to have been so issued would not have a material adverse effect on the financial condition or results of operations of Parent and its Subsidiaries taken as a whole, applicable state blue sky laws. Except as contemplated by this Agreement, the Merger
Agreement, and the Stock Agreement, there are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities, or other rights or agreements which obligate Parent or any of its Subsidiaries to issue, transfer, or sell any shares of capital stock of Parent or any of its Subsidiaries other than (a) Parent's Senior
Convertible Discount Notes due 2004 (which as of the date hereof were convertible into an aggregate of 8,563,691 shares of Common Stock), (b) Parent's Series A Warrants (which as of the date hereof were exercisable to purchase an aggregate of 4,187,790 shares of Common Stock), (c) Parent's Series B Warrants (which as of the date hereof were exercisable to purchase an aggregate of 1,047,000 shares of Common Stock), (d) Parent's Series C Warrants (which as of the date hereof were exercisable to purchase an aggregate of 9,000,000 shares of Common Stock), (e) Parent's
Series D Warrants (which as of the date hereof were exercisable to purchase an aggregate of 9,000,000 shares of Common Stock),
(f) 81,600 shares of Common Stock issuable to the U.S. Treasury under the Joint Plan of Reorganization of Federated Department
Stores, Inc., Allied Stores Corporation and certain of their Subsidiaries, (g) the share purchase rights issued pursuant to the Rights Agreement, dated as of December 19, 1994, between Parent and the Bank of New York, as rights agent (which as of the date hereof were not exercisable), and (h) under the Parent's stock option and employee stock purchase plans or awards granted pursuant thereto.

          (a) All of the issued and outstanding shares of Common Stock have been registered under Section 12(b) of the Exchange Act and are listed on the NYSE and, to Parent's knowledge, no proceeding for the deregistration of such shares under the Exchange Act or the delisting of such shares by the NYSE is pending or threatened.

          (b) All shares of Common Stock that shall be issued and delivered to Seller pursuant to this Agreement shall, upon such issuance and delivery in accordance with the provisions hereof, shall be duly authorized, validly existing, fully paid, and nonassessable, and such shares are so issuable and deliverable without the necessity of registration or qualification under the Securities Act and applicable state blue sky laws.

          4.1.7. Certain Actions. Prior to the date hereof, Buyer has not taken any action that, had such action been taken on or after the date hereof, would have been prohibited under Section 5.4.

          4.1.8. Merger Agreement. Concurrently with the execution and delivery of this Agreement, Parent has delivered to Seller a true and correct copy of the Merger Agreement, together with a true and correct copy of the Stock Agreement referred to therein (the
"Stock Agreement").

     4.2. Seller's Acknowledgement. Seller hereby acknowledges that neither Buyer nor Parent has made any representation or warranty, whether express or implied, of any kind or character, except as expressly set forth in this Agreement or any of the Other Buyer/Parent Documents.

                      V.     CERTAIN COVENANTS

     5.1. Indemnification. (a) Seller shall indemnify, defend, and hold harmless Buyer and Parent from and against any and all expenses (including without limitation reasonable attorneys' fees and expenses), losses, claims, damages, liabilities, and obligations (collectively, "Indemnifiable Losses") incurred by or threatened against either of them relating to, resulting from, or arising out of Seller's breach of any of the representations, warranties, covenants, or agreements of Seller set forth in this Agreement or in any of the Other Seller Documents.

          (a) Buyer and Parent, jointly and severally, shall indemnify, defend, and hold harmless Seller from and against any and all Indemnifiable Losses incurred by or threatened against Seller relating to, resulting from, or arising out of Buyer's or Parent's breach of any of the representations, warranties, covenants, or agreements of Buyer or Parent set forth in this Agreement or in any of the Other Buyer/Parent Documents.

          (b) From and after the Closing, Buyer shall indemnify, defend, and hold harmless Seller in respect of the same matters, on the same terms, and to the same extent, but without duplication, as the Company is obligated to indemnify, defend, and hold harmless
Seller pursuant to the Loan Documents.

          (c) From and after the date hereof, Parent shall indemnify, defend, and hold harmless Seller against any Indemnifiable Losses to which Seller may become subject, insofar as such Indemnifiable Losses (or actions in respect thereof) relate to, result from, or arise out of the transactions contemplated hereby or the Merger Agreement, the Stock Agreement, or the respective transactions contemplated thereby, including without limitation any alleged participation on the part of Seller therein or action of Seller with respect thereto.

          (d) The representations and warranties of each of the parties contained in this Agreement or in any certificate or other instrument or document delivered simultaneously herewith shall survive the execution of this Agreement and remain in full force and effect until the first anniversary of such date.

     5.2.   Publicity.   Prior to publishing any press release or
similar public announcement with respect to this Agreement, the Other Seller Documents, the Other Buyer/Parent Documents, or the transactions contemplated hereby or thereby, each of Seller and Parent shall consult with each other as to the nature and content of such public release or announcement; provided, however, that nothing herein shall prohibit either party from publishing any press release or similar public announcement that it determines in good faith to be required by any law or rule of any national securities exchange on which its securities are listed or admitted for trading.

     5.3. No Liens on Indebtedness. Until the Closing or the termination of this Agreement in accordance with Article VIII, Seller shall not (a) subject the Indebtedness to any Lien or
(b) Transfer, or agree to Transfer, any of the Indebtedness or any interest therein or portion thereof.

     5.4. No Distributions; Etc. Prior to the Closing or termination of this Agreement in accordance with Article VIII, Buyer shall not (a) amend its Certificate of Incorporation or By-Laws, (b) create or permit to exist any Lien on any of its assets, except for Liens arising hereunder or under any Other Buyer/Parent Documents and tax liens arising as a matter of law in respect of liabilities that are not overdue or that are being contested in good faith, (c) Transfer any of its assets other than payments or in connection with the discharge of franchise fees, taxes, and other liabilities arising as a matter of law,
(d) incur any liability for borrowed money or any other liability ("Debt"), other than franchise fees, taxes, and other liabilities arising as a matter of law, or enter into any direct or indirect guaranty of Debt of another person or entity, (e) declare or pay any dividends (other than solely of shares of Buyer's capital stock) on or make any other distributions in respect of, any shares of its capital stock, or purchase, redeem, or acquire for value any shares of its capital stock, or (f) engage in any activity other than (i) actions contemplated hereby or the Other Buyer/Parent Documents and (ii) ordinary corporate actions not materially inconsistent with the foregoing limitations.

     5.5. Further Assurances. After the Closing, Seller shall at its expense (subject to reimbursement by Buyer of reasonable attorneys' fees and expenses incurred by Seller in connection therewith), from time to time, at Buyer's request execute and deliver to Buyer such other instruments and documents and take such other action as Buyer may reasonably request so as more effectively to sell, transfer, assign, and deliver and vest in Buyer title to and possession of the Indebtedness as provided in this Agreement or otherwise to consummate the transactions contemplated by this Agreement. After the Closing, Buyer or Parent, as applicable, shall at its expense, from time to time, at Seller's request execute and deliver to Seller such other instruments and documents and take such other action as Seller may reasonably request so as more effectively to provide and preserve the benefits intended to be provided to Seller under the Security Agreement and the Parent Pledge Agreement.

     5.6. Inconsistent Actions. Seller shall take no actions under or in connection with the Loan Documents against the Company that could reasonably be likely to result in the Company's being unable to perform its obligations under the Merger Agreement; the foregoing notwithstanding, nothing herein shall, prior to the Closing, limit Seller's rights under the Loan Documents to enforce its rights to receive Distributions or the payment of interest under the Loan Agreement or, subject to the provisions of Section 5.3, Seller's rights as a creditor in any bankruptcy or insolvency proceeding of which the Company is the subject.

     5.7. Registration Rights. Following the Closing and as promptly as practicable after the earliest of (a) the consummation of the Merger, (b) the withdrawl of Parent's Registration Statement on Form S-4, relating to the Merger (the "Form S-4"), and (c) February 29, 1996 if the Form S-4 shall not have been filed as of such vote, Parent shall file, and thereafter use its reasonable best efforts to cause to become and to remain (for so long as the shares of Common Stock, if any, delivered to Seller pursuant to Section 1.2 (the "Stock") then held by Seller may not be resold free of restrictions without registration under the Securities Act; provided, however, that Parent shall in no event be required to cause such registration statement to remain in effect beyond the third anniversary of the Closing Date, and (b) Seller will promptly notify Parent when all shares subject to such registration shall have been earlier sold or otherwise disposed of by Seller. For so long as Parent is required to cause such registration statement to remain in effect, Parent shall use its reasonable best efforts to cause the Stock to be (x) registered or qualified (to the extent not exempt from such registration or qualification) for sale under the blue sky laws of such states as Seller may reasonably request and (y) listed on a national securities exchange or accepted for quotation on the National Association of Securities Dealers Automated Quotation System. All costs and expenses related to such registration and listing (but not any of Seller's related or unrelated costs and expenses) shall be borne by Parent.

     5.8. Delivery of Property Received After Closing. From and after the Closing, Seller shall transfer and deliver to Buyer, promptly after its receipt thereof, any property (including without limitation Collateral or proceeds of Collateral) that it may receive but to which Buyer is entitled pursuant to the terms of this Agreement.

     5.9. HSR Act. As promptly as practicable (and in no event later than the fifth business day) after the date hereof, Seller shall determine in good faith whether, based upon the current ownership of shares of Common Stock by Seller and its affiliates, the issuance and delivery of the Stock to Seller pursuant to this Agreement (assuming that the consideration provided for in Section 1.2.1 will be delivered to Seller in the form of shares of Common Stock) will require a filing by Seller (or its ultimate parent) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). In the event Seller determines that such a filing will not be required, upon the delivery by Seller of the notice referred to in the preceding sentence, each of Seller and Parent shall be deemed to have irrevocably waived the conditions relating to the expiration or termination of any waiting period under the HSR Act set forth in Section 7.3 and
Section 6.3, respectively. In the event that Seller determines that such a filing will be required, Seller and Parent shall (a) promptly make or cause to be made their respective filings and thereafter make or cause to be made any other required submissions under the HSR Act and (b) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary or appropriate to cause all applicable waiting periods under the HSR Act to expire or be terminated as soon as possible.

     5.10. Title Policies. In the event that Buyer elects to obtain any new policy of title insurance with respect to any real property interest included in the Collateral, Buyer shall cause such policy to be issued in the name of Buyer and Seller as their respective interests may appear.

  VI.    CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER AND PARENT

     Except to the extent expressly waived in writing by Buyer or Parent, all obligations of Buyer under this Agreement are subject to the fulfillment, at or before the Closing, of all of the following conditions:

     6.1. Representations and Warranties True at Closing. Each of the representations and warranties of Seller contained in this Agreement shall be true in all material respects on and as of the Closing with the same effect as though made on and as of such date.

     6.2. Performance. Seller shall have performed in all material respects each of the obligations and covenants of Seller to be performed by it on or prior to the Closing pursuant to this Agreement, including without limitation Seller's obligation to deliver the documents specified in this Agreement.

     6.3. Legal Requirements. There shall not be pending any injunction, order, or decree by any United States federal or state court or other Governmental Authority restraining, preventing, or prohibiting the consummation of the transactions provided for herein, and any waiting period under the HSR Act applicable to the delivery to Seller of shares of Common Stock pursuant to Section 1.2.1 shall have expired or been terminated.

     6.4. Consents and Waivers. Parent shall have obtained the consents and waivers set forth on Schedule 6.4.

     6.5. Merger. The Merger shall have been consummated in accordance with the Merger Agreement.

       VII.   CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

     Except to the extent expressly waived in writing by Seller, the obligations of Seller set forth in this Agreement are subject to the fulfillment by Buyer and Parent, at or before the Closing, of all of the following conditions:

     7.1. Representations and Warranties True at Closing. Each of the representations and warranties of Buyer and Parent contained in this Agreement shall be true in all material respects on and as of the Closing with the same effect as though made on and as of such date and Buyer and Parent shall not be in default of any of the covenants set forth in Article V of this Agreement.

     7.2. Performance. Buyer and Parent shall have performed in all material respects each of the obligations and covenants of Buyer and Parent to be performed on or prior to the Closing pursuant to this Agreement.

     7.3. Legal Requirements. There shall not be pending any injunction, order, or decree by any United States federal or state court or other Governmental Authority restraining, preventing, or prohibiting the consummation of the transactions provided for herein, and any waiting period under the HSR Act applicable to the delivery to Seller of shares of Common Stock pursuant to Section 1.2.1 shall have expired or been terminated.

     7.4.    Consents and Waivers.  A letter in the form of
Schedule 7.14 (the "Consent Letter") shall have been executed and delivered by the parties thereto (which Seller hereby acknowledges has occurred as of the date hereof) and the consent set forth in paragraph (iv) thereof shall be in full force and effect (except to the extent that Seller shall have withdrawn or terminated enforcement or otherwise sought to cause each consent to be withdrawn or terminated).


                       VIII.       TERMINATION

     8.1. Termination by Mutual Consent. At any time on or prior to the Closing, this Agreement may be terminated by the mutual written consent of Seller and Buyer without liability on the part of Seller, Buyer, or Parent.

     8.2. Termination Upon Breach or Default. (a) If (i) Buyer or Parent shall materially default in the observance, or in the due and timely performance, of any of the agreements or covenants of either of them contained in this Agreement or (ii) if any of Buyer's or Parent's representations or warranties set forth in this Agreement were untrue in any material respect as of the date of this Agreement or became untrue in any material respect as of a subsequent date, Seller, provided it is not in material default with respect to any of its obligations under this Agreement, may terminate this Agreement upon ten business days' written notice to Buyer and Parent, during which time Buyer and Parent shall have an opportunity to cure such default or breach.

           (a) If (i) Seller shall materially default in the observance, or in the due and timely performance, of any of the agreements or covenants contained in this Agreement or (ii) Seller's representations or warranties set forth in this Agreement were untrue in any material respect as of the date of this Agreement or became untrue in any material respect as of a subsequent date, Buyer and Parent, provided they are not in material default with respect to any of their obligations under the Agreement, may terminate this Agreement upon ten business days' written notice to Seller, during which time Seller shall have an opportunity to cure the default or breach.

     8.3. Termination by Either Seller or Buyer. If the Closing has not previously occurred, at any time after February 29, 1996, this Agreement may be terminated by either Seller or Buyer upon delivery to the other of a written notice to that effect, without liability on the part of Seller or Buyer; provided, however, that this Agreement may not be so terminated by Buyer unless the Merger Agreement shall have been terminated.

                       IX.    MISCELLANEOUS

     9.1. Successors and Assigns. This Agreement, including the representations, warranties, covenants, and agreements contained herein, (a) shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns and (b) shall be binding upon and enforceable against the parties hereto and their respective successors and permitted assigns; provided, however, that no party hereto may assign or delegate any of its rights or obligations hereunder without the prior written consent of the other parties hereto (which consent may be given or withheld in the sole discretion of such other parties).

     9.2. Costs and Expenses. Buyer or Parent shall reimburse Seller, promptly upon Seller's written request accompanied by substantiating documentation in reasonable detail, for all reasonable attorneys' fees and expenses incurred by Seller in connection with the negotiation, preparation, execution, and delivery of this Agreement, the Buyer's Note, the Security Agreement, the Parent Pledge Agreement, and the Guaranty.

     9.3. Amendments; Waivers. (a) No amendment, modification, or supplement of any provision of this Agreement shall be effective unless it is in writing and signed by Seller, Buyer, and Parent.

           (a) No action or inaction taken or omitted pursuant to this Agreement shall be deemed to constitute a waiver of compliance with any representations, warranties, or covenants contained in this Agreement and shall not operate or be construed as a waiver of any subsequent breach, whether of a similar or dissimilar nature, and no failure on the part of any party to exercise, and no delay in exercising, any right hereunder or under any related document shall operate as a waiver thereof by such party, nor shall any single or partial exercise of any right hereunder or under any other related document preclude any other or further exercise thereof or the exercise of any other right.

     9.4. Notices. (a) Subject to Section 9.4(b), all demands, notices, requests, consents, and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered by courier service or messenger, sent by overnight delivery service, or facsimile transmission, to the following addresses, or such other persons, firms, or addresses as may be furnished hereafter by notice in writing, to the following parties:

           (i)  in the case of Seller, to:

                The Prudential Insurance Company of America
                751 Broad Street
                Newark, NJ  07102
                Attention:  The Persons Listed on Schedule 9.4(a)

                  with a copy to:

           (ii) in the case of Parent or Buyer, to:

                Federated Department Stores, Inc.
                7 West Seventh Street
                Cincinnati, OH  45202
                Attention:  The Persons Listed on Schedule 9.4(b)
                Fax No.:  513-579-7462

                  with a copy to:

                Jones, Day, Reavis & Pogue
                599 Lexington Avenue
                New York, NY  10022
                Attention:  Robert A. Profusek, Esq.,
                            Mark E. Betzen, Esq.
                Fax No.:  212-755-7306

           (b) All demands, notices, requests, consents, and communications shall be deemed to have been given if addressed in the manner described above: (i) if sent by hand, at the time of actual delivery thereof, (ii) if sent by facsimile transmission, upon receipt of confirmation of such facsimile transmission,
(iii) if sent by overnight delivery service, one business day after deposit thereof with such delivery service; provided, however, that notwithstanding the foregoing, all such demands, requests, consents, notices, and communications shall be deemed to have been given only if (A) in the case of Seller, the receipt thereof is acknowledged in writing signed by one of the persons listed on Schedule 9.4(a) at the address of Seller set forth above, or, if after good faith efforts to obtain such acknowledgement Buyer or Parent is unable to do so, by notice given in the manner hereinabove contemplated to Seller's counsel, Sonnenschein Nath & Rosenthal, 8000 Sears Tower, Chicago, Illinois 60606-6404, Attn: Mark F. Mehlman; provided further, however, that if after good faith efforts to obtain such acknowledgement from such counsel, Buyer or Parent is unable to do so, such demands, requests, consents, notices, and communications shall be deemed to have been given if hand delivered to each of the 3 aforesaid persons, without acknowledgement of such receipt, or (B) in the case of Buyer or Parent, the receipt thereof is acknowledged in writing signed by one of the persons listed on Schedule 9.4(b) at the address of Buyer and Parent set forth above, or, if after good faith efforts to obtain such acknowledgement Seller is unable to do so, by notice given in the manner here above contemplated to Parent's and Buyer's counsel, provided, however, that if after good faith efforts to obtain such acknowledgement from such counsel, Seller is unable to do so, such demands, requests, consents, notices, and communications shall be deemed to have been given if hand delivered to each of the five aforesaid persons, without acknowledgement of such receipt. Each party may change its address or designate other persons or entities to receive notices to it by giving written notice thereof to the other parties in the manner provided above.

     9.5. Specific Performance. Each of the parties hereto acknowledges that the other parties hereto would be irreparably damaged if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, in the event of a breach or default of this Agreement, each of the parties agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the Agreement in any action instituted in any court of the United States, or any State thereof having personal and subject matter jurisdiction, in addition to any other remedy to which such party may be entitled at law or in equity (subject to the terms of this Agreement as to any such other remedy).

     9.6. Counterparts and Execution. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

     9.7. Integration. This Agreement, together with any Schedules or Exhibits hereto and any documents delivered simultaneously herewith, constitute the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede all prior agreements, understandings, or representations pertaining to the subject matter hereof, whether oral or written. There are no representations, warranties, covenants, or other agreements among the parties in connection with the subject matter hereof except as expressly set forth herein or in the Other Buyer/Parent Documents or Other Seller Documents.

     9.8. Severability. If any term or provision of this Agreement is held by any court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms and provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired, or invalidated by such invalidity or unenforceability of such term or provision.

     9.9. Captions. The Article and Section captions in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. Such captions shall not be deemed to be part of this Agreement and in no way define, limit, extend, or describe the meaning or intent of any provisions hereof.

     9.10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the principles of conflict of laws thereof.

     9.11. Interpretation. Unless the context otherwise requires, (a) all references to Sections, Articles, Exhibits, or Schedules are to Sections, Articles, Exhibits, or Schedules of or to this Agreement, (b) each term defined in this Agreement has the meaning assigned to it, (c) words in the singular include the plural and vice versa, (d) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with generally accepted accounting principles,
(e) "or" is disjunctive but not necessarily exclusive, (f) the term "Affiliate" has the meaning given to that term in Rule 12b-2 of Regulation 12B under the Exchange Act, as amended, (g) all references to "business days" shall be to any day other than a weekend day or a day which is a national holiday in the United States or a state holiday in New York, and (h) references to "$" or dollar amounts shall be to lawful currency of the United States of America.

     9.12. Consent of Buyer. Buyer hereby consents to the consummation of the transactions contemplated by the Merger Agreement and the Stock Agreement and waives any breach, default or event of default under any of the Loan Documents that would otherwise result from the consummation of such transactions.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.


                                THE PRUDENTIAL INSURANCE COMPANY
                                OF AMERICA


                                By: \s\ Mark E. Couchman
                                    Name:  Mark E. Couchman
                                    Title: Vice President



                              FEDERATED NOTEHOLDING
                              CORPORATION II


                              By: \s\ Dennis J. Broderick
                                   Name:  Dennis J. Broderick
                                   Title: Vice President


                              FEDERATED DEPARTMENT STORES, INC.

                              By: \s\ Ronald W. Tysoe
                                   Name:  Ronald W. Tysoe
                                   Title: Vice Chairman



                                                       Schedule A


                      NOTES AND MORTGAGES


1.   Amended and Restated Secured Promissory Note (Broadway-
     Southwest Division) made by the Company to Seller dated
     October 8, 1992, in the principal amount of $7,395,000.00.

2.   Amended and Restated Secured Promissory Note (Broadway-
     Southern California Division) made by the Company to Seller dated October 8, 1992, in the principal amount of $157,638,000.00.

3.   Amended and Restated Secured Promissory Note II (Broadway-
     Southern California Division) made by the Company to Seller dated October 8, 1992, in the principal amount of $19,875,000.00.

4.   Amended and Restated Secured Promissory Note (Emporium
     Capwell Division) made by the Company to Seller dated
     October 8, 1992, in the principal amount of $159,092,000.00.

5.   Accrued Interest Note made by the Company to Seller dated
     October 8, 1992, in the principal amount of $53,350,000.00 and subject to increase pursuant to paragraph 4 therein.

6.   Form of Amendment to Deed of Trust, Security Agreement,
     Assignment of Leases and Rents, Fixture Filing and Financing
     Statement, dated as of October 8, 1992, by and between the Company and Seller.

7.   Form of Amended and Restated Amendment to Deed of Trust,
     Security Agreement, Assignment of Leases and Rents, Fixture
     Filing and Financing Statement, dated as of October 8, 1992, by and between the Company and Seller.

8. Form of Deed of Trust, Security Agreement, Assignment of Rents, Profits and Leases, Fixture Filing and Financing Statement, dated as of October 8, 1992, by the Company, as trustor, to Stewart Title Guaranty Company, a Texas corporation, as trustee, for the benefit of Seller, as beneficiary.

9. Macerich Mortgage Escrow Agreement, dated October 8, 1992, by and among the Company, Seller and Title Company.



                                                     Schedule 2.2



                         LOAN DOCUMENTS


1. Loan Modification Implementation Agreement and Amendment to Loan Agreements, License Agreement and Other Loan Documentation, dated as of October 8, 1992 by and between Seller and the Company, pursuant to which the Company and Seller restructured the $350,000,000 Secured Loan made by Seller to the Company on August 27, 1987 and the $30,000,000 Secured Loan made by Seller to the Company on August 3, 1990.

2. Amended and Restated Notes made by the Company to Seller dated October 8, 1992, in the principal amounts of $7,395,000.00, $157,638,000.00, $19,875,000.00, and
     $159,092,000.00, pertaining to the Broadway-Southwest Division, the Broadway-Southern California Division, the Broadway-Southern California Division, and the Emporium Capwell Division, respectively.

3.   Accrued Interest Note made by the Company to Seller dated
     October 8, 1992, in the principal amount of $53,350,000.00 and subject to increase pursuant to paragraph 4 therein.

4.   Amended and Restated Term Loan Agreement dated as of
     October 8, 1992, by and among the Company, Bank of America
     National Trust and Savings Association, as Agent, and the banks party thereto.

5. Intercreditor Letter Agreement, dated as of October 8, 1992, to General Electric Credit Corporation, CHH Receivables,
     Inc. and Blue Hawk Funding Corporation from Seller acknowledged and agreed to by the Company.

6.   Form of Amendment to Deed of Trust, Security Agreement,
     Assignment of Leases and Rents, Fixture Filing and Financing
     Statement, dated as of October 8, 1992, by and between the Company and Seller.

7.   Form of Amended and Restated Amendment to Deed of Trust,
     Security Agreement, Assignment of Leases and Rents, Fixture
     Filing and Financing Statement, dated as of October 8, 1992, by and between the Company and Seller.

8. Memorandum of Trademark License, dated October 8, 1992, by and between the Company and Seller.

9. Form of Deed of Trust, Security Agreement, Assignment of Rents, Profits and Leases, Fixture Filing and Financing Statement, dated as of October 8, 1992, by the Company, as trustor, to Stewart Title Guaranty Company, a Texas corporation, as trustee, for the benefit of Seller, as beneficiary.

10.  Hazardous Substances Remediation and Indemnity Agreement
     (1992 Parcels), dated as of October 8, 1992, by the Company in favor of Seller.

11. Remediation Letter, dated October 8, 1992, by Seller, accepted and agreed to by the Company.

12.  Release of Seller, dated March 4, 1992, by the Company with
     Representation re: Ownership of Released Claims, by the Company.

13. Macerich Mortgage Escrow Agreement, dated October 8, 1992, by and among the Company, Seller and Title Company.



                                                   Schedule 3.1.1



                     OTHER SELLER DOCUMENTS


1 Pledge and Security Agreement dated as of ______________, 199__, by and between Buyer and Seller.

2. Guaranty Agreement dated as of ______________, 199__, by and between Parent and Seller.

3. Pledge Agreement dated as of ______________, 199__, by and between Parent and Seller.


                                                Schedule 4.1.1(a)



                     OTHER BUYER DOCUMENTS


1. Pledge and Security Agreement dated as of ______________, 199__, by and between Buyer and Seller.

2. Promissory Note dated as of ______________, 199__, in the principal amount of _____________ made by Buyer to Seller.



                                                Schedule 4.1.1(b)



                     OTHER PARENT DOCUMENTS


1. Guaranty Agreement dated as of ______________, 199__, by and between Parent and Seller.

2. Pledge Agreement dated as of ______________, 199__, by and between Parent and Seller.


                                                     Schedule 6.4


                 PARENT'S CONSENTS AND WAIVERS

The consent of the "Required Lenders" under the Credit Agreement dated as of December 19, 1994, as amended, among Parent, the Lenders named therein, Citibank, N.A., as Administrative Agent, Chemical Bank, as Agent, Citicorp Securities, Inc., as Arranger, and Chemical Securities Inc., as Co-Arranger.



                                                     Schedule 7.4


                 SELLER'S CONSENTS AND WAIVERS


                          See Attached


                                                  Schedule 9.4(a)


                      SELLER'S NOTICE LIST


Mr. Mark E. Couchman

Mr. Alfred Toennies

Mr. Mark F. Mehlman


                                                  Schedule 9.4(b)



                   BUYER/PARENT'S NOTICE LIST


Mr. James M. Zimmerman

Mr. Ronald W. Tysoe

Dennis J. Broderick, Esq.

Thomas G. Cody, Esq.

Ms. Karen M. Hoguet